UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 23, 2005

(Date of earliest event reported): December 21, 2005

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

 (State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Silverleaf Resorts, Inc. (the “Registrant”) has entered into a Loan and Security Agreement - Inventory ("Inventory Loan Agreement") and a Loan and Security Agreement - Receivables ("Receivables Loan Agreement") with Wells Fargo Foothill, Inc. ("Wells Fargo Foothill"). Although each of these agreements is dated December 16, 2005, neither agreement was formally closed until December 21, 2005 when all contingencies were met. Under the terms of the Inventory Loan Agreement, the Registrant may from time to time borrow up to $15 million which will be secured by a portion of the Registrant's inventory of unsold timeshare intervals. The Inventory Loan Agreement will mature on December 31, 2010 and bear interest annually at prime rate plus 2%, with a floor of 6%. Under the terms of the Receivables Loan Agreement the Registrant may from time to time borrow up to an aggregate of $50 million which will be secured by notes receivable from timeshare interval purchasers at an advance rate of up to 75% of the aggregate outstanding principal balance of all eligible notes receivable pledged as security. The Receivables Loan Agreement will mature on December 31, 2011 and bears interest at a rate equal to prime rate plus 0.5%, with a floor of 6%. The proceeds from each of the Wells Fargo Foothill loans will be used by the Registrant for general working capital purposes.

Item 1.02 Termination of a Material Definitive Agreement

The Registrant entered into an agreement dated December 16, 2005 to terminate a $25 million revolving credit facility established pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of July 30, 2004, as amended from time to time, among the Registrant, Sovereign Bank, and certain other lenders represented by Sovereign Bank. The Registrant also entered into a second agreement dated December 16, 2005 to terminate a $10 million revolving credit facility established pursuant to that certain Inventory and Receivables Revolving Credit Agreement dated as of July 30, 2004, as amended from time to time, among the Registrant, Sovereign Bank, and certain other lenders represented by Sovereign Bank. Both terminated facilities were originally scheduled to mature on March 30, 2009; however, under the terms of the $25 million facility, it would have ceased to revolve in March 2006. Pursuant to the two agreements, the Registrant requested the early termination of the credit facilities no later than December 30, 2005 and the lenders agreed effective upon receipt of payment in full. The Registrant repaid all amounts due under the two terminated facilities on December 21, 2005. The Registrant terminated these two facilities prior to their respective maturity dates because it believes that it has sufficient borrowing capacity under other existing facilities, including the new Wells Fargo Foothill facilities described in Item 1.01 hereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, Registrant became obligated on direct financial obligations up to a maximum of $15 million in connection with the Inventory Loan Agreement with Wells Fargo Foothill and up to a maximum of $50 million in connection with the Receivables Loan Agreement. The Registrant’s responses to Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On December 22, 2005, the Registrant issued a press release announcing that it had entered into two revolving credit agreements with Wells Fargo Foothill, Inc. on December 21, 2005. The Registrant also announced that it had voluntarily terminated two credit facilities with Sovereign Bank the same day. A copy of the press release, issued on December 22, 2005 is furnished as Exhibit No. 99.1 to this Report on Form 8-K. The Registrant’s reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

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Exhibit No.	Description of Exhibit

*10.1	Loan and Security Agreement--Inventory between the Registrant and Well Fargo Foothill, Inc., dated as of December 16, 2005.
*10.2	Loan and Security Agreement--Receivables between the Registrant and Well Fargo Foothill, Inc., dated as of December 16, 2005
*10.3	Termination Letter Agreement dated December 16, 2005 between the Registrant and Sovereign Bank regarding the termination of the Second Amended and Restated Revolving Credit Agreement.
*10.4	Termination Letter Agreement dated December 16, 2005 between the Registrant and Sovereign Bank regarding the termination of the Inventory and Receivables Revolving Credit Agreement.
*99.1	Press Release issued by the Registrant on December 22, 2005 announcing new credit facilities with Wells Fargo Foothill, Inc. and voluntary termination of credit facilities with Sovereign Bank.
_______________
* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERLEAF RESORTS, INC.

Date: December 23, 2005	By:	/s/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr. Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description of Exhibit

*10.1	Loan and Security Agreement--Inventory between the Registrant and Well Fargo Foothill, Inc., dated as of December 16, 2005.
*10.2	Loan and Security Agreement--Receivables between the Registrant and Well Fargo Foothill, Inc., dated as of December 16, 2005
*10.3	Termination Letter Agreement dated December 16, 2005 between the Registrant and Sovereign Bank regarding the termination of the Second Amended and Restated Revolving Credit Agreement.
*10.4	Termination Letter Agreement dated December 16, 2005 between the Registrant and Sovereign Bank regarding the termination of the Inventory and Receivables Revolving Credit Agreement.
*99.1	Press Release issued by the Registrant on December 22, 2005 announcing new credit facilities with Wells Fargo Foothill, Inc. and voluntary termination of credit facilities with Sovereign Bank.
_______________
* filed herewith

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